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                                                                       EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                 April 6, 1998



P-COM, Inc.
3175 S. Winchester Blvd.
Campbell, CA  95008

           Re: P-COM, Inc. - Registration Statement for Offering of 683,737 Shares of Common Stock
                ----------------------------------------------------

Dear Ladies and Gentlemen:

          We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 683,737 shares of Common Stock of the Company available for issuance under the P-COM, Inc. 1995 Stock Option/Stock Issuance Plan ("the Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Brobeck, Phleger & Harrison LLP

                                    BROBECK, PHLEGER & HARRISON LLP